EXHIBIT 3.6
BYLAWS
OF
MILAGRO MEZZ, INC.
(a Delaware corporation)
Adopted October 8, 2009

BYLAWS
OF

MILAGRO MEZZ, INC.

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ii

Page
Section 8.11. Other Arrangements for Indemnification	16

ARTICLE 9 GENERAL	17

Section 9.1. Fiscal Year	17
Section 9.2. Dividends	17
Section 9.3. Reserves	17
Section 9.4. Checks	17
Section 9.5. Corporate Records	17
Section 9.6. Amendment	17

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BYLAWS
OF
MILAGRO MEZZ, INC.
(THE “CORPORATION”)
ARTICLE 1
     Section 1.1. Registered Office. The Corporation’s registered office shall be established and maintained at the office of Capitol Services, Inc., in the city of Dover, in the county of Kent, in the State of Delaware and said corporation shall be the registered agent of this Corporation in charge thereof.
     Section 1.2. Other Offices. The Corporation may have other offices, either within or without the Sate of Delaware, at such place or places as the board of directors may from time to time appoint or the business of the Corporation may require.
ARTICLE 2
MEETINGS OF STOCKHOLDERS
     Section 2.1. Place of Meetings. All meetings of the stockholders of the Corporation will be held at a place, if any, as determined by the board of directors. The board of directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication, subject to the other provisions of these Bylaws and to the General Corporation Law of Delaware as the same exists or may hereafter be amended (the “DGCL”).
     Section 2.2. Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of the Corporation’s stockholders shall be held for the election of directors at such date and time as designated by resolution of the board of directors from time to time.
     Section 2.3. Notice of Annual Meeting. Written notice of the annual meeting, stating the place, if any, the day and hour thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed present and vote will be given to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than 60 days before the date of the meeting. If the stockholder list is available on an electronic network, the notice shall provide the information required to gain access to such network.
     Section 2.4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or the Certificate of Incorporation, may only be called by the board of directors or the chief executive officer.

     Section 2.5. Notice of Special Meeting. Written notice of a special meeting of stockholders, stating the place, if any, the day and hour thereof, the means of remote communications, if any, by which stockholders and proxyholders may be deemed present and vote, and purpose or purposes thereof, will be given or will be caused to be given by the secretary to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than 60 days before the date of the meeting.
     Section 2.6. Business at Special Meeting. Business transacted at any special meeting will be confined to the purpose or purposes stated in the Corporation’s notice of special meeting.
     Section 2.7. Postponement or Adjournment of Meetings. The board of directors may, at any time prior to the holding of a meeting of stockholders, postpone such meeting to such place, if any, the day and hour thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present, all as shall be specified in the notice of postponement of such meeting. Such notice shall be given at least ten days before the date to which the meeting is postponed. In addition, any meeting of the stockholders may be adjourned at any time by the chairman of the meeting or such other person who shall be lawfully acting as chairman of the meeting, if such adjournment is deemed by the chairman of the meeting to be a reasonable course of action under the circumstances. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 2.8. Stockholder List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held of record by each stockholder, will be prepared by the secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten days prior to the meeting, (i) on a reasonably accessible electronic network, or (ii) during ordinary business hours, at the principal place of business of the Corporation. Such list will also be produced and kept open at the time and place of the meeting or, if the meeting is held solely by means of remote communication, on a reasonably accessible electronic network and shall be subject to the inspection of any stockholder during the whole time of the meeting.
     Section 2.9. Quorum. Except as may be provided in the Certificate of Incorporation, the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. Where a separate vote by class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series present in person or by proxy, shall constitute a quorum with respect to that vote on the matter, except as otherwise provided in the Certificate of Incorporation or these Bylaws. If, however, a quorum is not present or represented at any meeting of the stockholders, the chairman of the meeting or a majority of the shares of stock, present in person or represented by proxy, although not constituting a quorum, shall have power to adjourn the meeting without notice other than announcement at the meeting of the date, time and place, if any, of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting. At any such adjourned meeting at which a quorum is represented any business may be transacted which might have been transacted at the meeting as originally noticed.
     Section 2.10. Required Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote represented at the meeting in person or by proxy will decide any question brought before the meeting, unless the question is one upon which, by law or by express provision of the Certificate of Incorporation, these Bylaws or any agreement among all of the stockholders of the Corporation, a different vote is required, in which case such law or express provision will govern and control the decision of such question. Where a separate vote by class or series or classes or series is required by law, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
     Section 2.11. Proxies. At any meeting of the stockholders every stockholder having the right to vote will be entitled to vote in person or by proxy appointed by (i) an instrument in writing subscribed by such stockholder or such stockholder’s duly authorized attorney in fact, or (ii) an electronic transmission authorized by the stockholder. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission creating a valid proxy may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
     Section 2.12. Voting. Unless otherwise provided by law, by the Certificate of Incorporation or by any certificate of designations with respect to a series or class of capital stock of the Corporation duly adopted by a resolution of the board of directors (a “Certificate of Designations”), each stockholder will have one vote for each share of stock, registered in such stockholder’s name on the books of the Corporation. If the Certificate of Incorporation or a Certificate of Designations provides for more or less than one vote for any share of stock, on any matter, every reference in these Bylaws to a majority or other proportion of such stock shall be deemed to refer to such majority or other proportion of the votes of such stock.
     Section 2.13. Presence at Meetings. If authorized by the board of directors, stockholders and proxy holders may, by means of remote communications: (i) participate in the stockholder meeting; and (ii) be deemed present in person at the meeting provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (b) the Corporation provides reasonable measures to allow such persons to participate in the meeting and vote and (c) the Corporation shall keep records of votes received via remote communications.
     Section 2.14. Stockholder Action by Written Consent.
     (a) Unless denied or otherwise provided in the Certificate of Incorporation or any agreement among all of the stockholders of the Corporation, any action required or permitted to be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing or an electronic transmission authorized by the stockholder, setting forth the action so taken, is signed and delivered to the Corporation or transmitted to the Corporation in accordance with these Bylaws and the DGCL by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.
     (b) Unless denied or otherwise provided in the Certificate of Incorporation or any agreement among all of the stockholders of the Corporation, stockholders may elect directors by written consent in lieu of an annual meeting; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.
     (c) Every written consent of stockholders must bear the date of the signature of each stockholder who signs the consent. No written consent of stockholders will be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation as required by the DGCL and these Bylaws, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation as required by the DGCL and these Bylaws.
     (d) A facsimile transmission, e-mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder, member or proxyholder, or by a person or persons authorized to act for a stockholder, member or proxyholder shall be deemed to be written, signed and dated for the purposes of this Section 2.14, provided that any such facsimile transmission, e-mail or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the facsimile transmission, e-mail or other electronic transmission was transmitted by the stockholder, member or proxyholder or by a person or persons authorized to act for the stockholder, member or proxyholder and (ii) the date on which such stockholder, member or proxyholder or authorized person or persons transmitted such facsimile transmission, e-mail or electronic transmission. The date on which such facsimile transmission, e-mail or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by facsimile transmission, e-mail or electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation as required by the DGCL and these Bylaws.
     (e) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
     (f) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders or members who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the Corporation as required by the DGCL and these Bylaws.
     Section 2.15. Voting of Stock of Certain Holders; Elections; Inspections.
     (a) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officers, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee or other fiduciary may be voted by such fiduciary, either in person or by proxy. Shares standing in the name of a receiver may be voted by the receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, such stockholder has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or such pledgee’s proxy, may represent the stock and vote thereon.
     (b) If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
     (1) If only one votes, such person’s act binds all;
     (2) If more than one vote, the act of the majority so voting binds all;
     (3) If more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument filed with the secretary shows that any such tenancy is held in unequal interests, a majority or even split shall be a majority or even split in interest.
     (c) All voting, except for elections of directors or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting, a stock vote shall be taken. Every stock vote shall be taken by written ballots, which, if authorized by the board of directors, may be submitted by electronic transmission, and each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.
ARTICLE 3
BOARD OF DIRECTORS
     Section 3.1. Powers. The business of the Corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL, the Certificate of Incorporation, these Bylaws or any agreement among all of the stockholders of the Corporation directed or required to be exercised or done by the stockholders.
     Section 3.2. Number of Directors. The number of directors which constitute the whole board shall be such number as designated from time to time by the board of directors, except in the absence of any such designation, such number shall be one, and except as otherwise provided in any agreement among all of the stockholders of the Corporation.
     Section 3.3. Election and Term. The directors shall be elected at the annual meeting of stockholders, except as otherwise provided in any agreement among all of the stockholders of the Corporation. Each director so elected shall hold office until such director’s successor shall be elected and shall qualify. Directors need not be residents of Delaware or stockholders of the Corporation.
     Section 3.4. Vacancy. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of the majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced, except as otherwise provided in any agreement among all of the stockholders of the Corporation.
     Section 3.5. Compensation of Directors. The board of directors shall have the authority to fix the compensation of directors and members of committees of the board. No provision of these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE 4
MEETINGS AND COMMITTEES OF THE BOARD
     Section 4.1. Regular Meetings. The board of directors shall meet no less than quarterly at such times as may be determined by at the board of directors. Meetings of the board of directors may be held at any time at any location specified in the notice thereof in such place within or outside of the State of Delaware. Reasonable and sufficient notice (which shall be at least two business days’ notice) of each meeting shall be given to each director.
     Section 4.2. Special Meetings. Special meetings of the board of directors may be held at such times as specified by at least two of the directors, when called by at least two directors on two days’ notice to each director, unless the board of directors consists of only one director, in which case special meetings may be called by the chairman of the board of directors or chief executive officer of the company in like manner and on like notice.
     Section 4.3. Quorum and Voting. At all meetings of the board of directors, a majority of the total number of the whole board of directors will be necessary and sufficient to constitute a quorum for the transaction of business. For purposes of these Bylaws, the term “whole board” shall mean the total number of directors that the Corporation would have if there were no vacancies on the Corporation’s board of directors. The act of a majority of the directors present at any meeting at which there is a quorum will be the act of the board of directors, except as may be otherwise specifically provided by the DGCL, the Certificate of Incorporation, these Bylaws or any agreement among all of the stockholders of the Corporation. If a quorum is not present at any meeting of directors, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting of another place, means of remote communications, date, or time of the adjourned meeting. If the Certificate of Incorporation or any agreement among all of the stockholders of the Corporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.
     Section 4.4. Presence at Meetings. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or any agreement among all of the stockholders of the Corporation, the directors may hold their meetings in any manner permitted by law. Without limitation, at any meeting of the board of directors, a member may attend by telephone or other communication equipment by means of which all participants can hear each other and which permits him to participate in the meeting, and a director so attending will be deemed present at the meeting for all purposes, including the determination of whether a quorum is present. All expenses incurred by any director in connection with attendance of and participation in any such meeting (including any reasonable and out-of-pocket travel expenses) shall be reimbursed by the Corporation.
     Section 4.5. Action by Written Consent. Any action required or permitted to be taken by the board of directors or any committee, if one is established, under applicable statutory provisions, the Certificate of Incorporation, these Bylaws or any agreement among all of the stockholders of the Corporation, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the directors or committee, as the case may be.
     Section 4.6. Committees of Directors. The board of directors may, by a vote of a majority of the whole board, establish one or more committees. Any such committee shall consist of one or more members of the board of directors, except as otherwise provided in any agreement among all of the stockholders of the Corporation. Presence of a majority of the committee members shall constitute a quorum at committee meetings. A committee may act by a majority vote of its voting members present at a meeting. Each committee shall have and may exercise such of the powers of the board of directors in the management of the business and affairs of the Corporation as may be provided in these Bylaws or by resolution of the board of directors, except that no committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation. Each committee may authorize the seal of the Corporation to be affixed to any document or instrument. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Meetings of a committee may be called by any member of the committee on two days’ notice to each member. Any member of a committee may participate in any meeting of the committee by telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum may, if deemed advisable, unanimously appoint another member of the board of directors to act at the meeting in the place of the disqualified or absent member, except as otherwise provided in any agreement among all of the stockholders of the Corporation. Each committee may fix such other rules and procedures governing conduct of its meetings as it shall deem appropriate.
     Section 4.7. Removal. Subject to the rights of the holders of any series of preferred stock of the Corporation, unless otherwise restricted by the Certificate of Incorporation, these Bylaws or any agreement among all of the stockholders of the Corporation, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.
ARTICLE 5
NOTICES
     Section 5.1. Methods of Notice. Whenever any notice is required to be given by the DGCL, the Certificate of Incorporation or these Bylaws, such notice may be given in writing by mail or personal delivery addressed to the recipient at such address as appears on the records of the Corporation, or by a form of electronic transmission consented to by the person to whom notice is given.
     Section 5.2. Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the secretary of the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

     Section 5.3. Time of Notice.
     (a) Notice shall be deemed to be given by mail, at the time when the same shall be deposited in the United States mail with postage thereon prepaid.
     (b) Notice by personal delivery shall be deemed to be given upon receipt.
     (c) Notice given by electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.
     Section 5.4. Waiver of Notice. Whenever any notice is required to be given by the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person entitled to the notice, or a waiver by electronic transmission to the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice. Attendance at any meeting will constitute a waiver of notice thereof except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     Section 5.5. Exception to Requirements of Notice. Whenever notice is required to be given under the DGCL, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE 6
OFFICERS
     Section 6.1. Executive Officers. The officers of the Corporation shall be a chief executive officer, a president, a chief operating officer, a chief financial officer, a chief exploration officer, a treasurer, a secretary and one or more vice presidents. The Corporation may also have, at the discretion of the board of directors, one or more assistant vice presidents and any such other officers as may be appointed by the board of directors. Any number of offices may be held by the same person. The officers of the Corporation shall hold office until their successors are chosen and duly qualified or until their earlier death, resignation or removal.
     Section 6.2. Compensation. The compensation of all officers of the Corporation will be fixed by the board of directors except as otherwise directed by the board of directors.
     Section 6.3. Term, Removal, Vacancies and Powers. The officers of the Corporation will hold office until their resignation or their successors are chosen by the board of directors and qualify. Any officer, agent or member of any committee elected or appointed by the board of directors may be removed at any time by the board of directors; but such removal shall be without prejudice to the contract rights, if any, of the removed party. If any such office becomes vacant for any reason, the vacancy will be filled by the board of directors. The officers of the Corporation shall have such powers and duties in the management of the Corporation as provided in these Bylaws or, to the extent not provided, as shall be proscribed by the Board.
     Section 6.4. Chief Executive Officer. The chief executive officer shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the direction of the board of directors. The chief executive officer shall perform all duties incident to the office of the chief executive officer of a corporation organized under the DGCL and all such other duties as may, from time to time, be assigned to the chief executive officer by the board of directors.
     Section 6.5. President. The president shall be the same person who serves as the chief executive officer of the Corporation.
     Section 6.6. Chief Operating Officer. The chief operating officer, at the request or in the absence of the chief executive officer, shall perform the duties of the chief executive officer and when so acting shall have the powers of the chief executive officer. The chief operating officer shall, subject to the direction of the chief executive officer and the board of directors, have general charge and supervision of the business of the Corporation and, in general, shall perform all duties incident to the office of chief operating officer of a corporation organized under the DGCL and such other duties as may, from time to time, be assigned to the chief operating officer by the board of directors or the chief executive officer.
     Section 6.7. Chief Financial Officer. The chief financial officer shall be the chief financial officer of the Corporation and shall be responsible for maintaining the financial integrity of the Corporation, shall prepare the budget, financial plans and financial statements and reports for the Corporation and shall monitor the financial performance of the Corporation and its subsidiaries. The chief financial officer shall perform all such duties as are incident to the office of chief financial officer of a corporation organized under the DGCL and such other duties as may, from time to time, be assigned to the chief financial officer by the board of directors, the chief executive officer or the chief operating officer.
     Section 6.8. Chief Exploration Officer. The chief exploration officer shall be responsible for monitoring and maintaining all geological and geophysical activities done by the Corporation and its subsidiaries and otherwise oversee the development of all oil and natural gas properties owned by the Corporation or its subsidiaries. The chief exploration officer shall perform such other duties as are incident to the office of chief exploration officer of a corporation organized under the General Corporation Law of the State of Delaware and such other duties as may, from time to time, be assigned to the chief exploration officer by the board of directors, the chief executive officer or the chief operating officer.
     Section 6.9. Treasurer. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors or by another officer authorized to do so by the board of directors. The treasurer shall disburse the funds of the Corporation in accordance with the policies established by the board of directors or as may be ordered by the board of directors or by another officer authorized to do so by the board of directors, retaining proper records of such disbursements, and shall render to the chief executive officer and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all of the treasurer’s transactions and of the financial condition of the Corporation.
     Section 6.10. Secretary. The secretary shall keep in safe custody such books and records of the Corporation as the board of directors, the chief executive officer or the chief operating officer may direct and shall perform all other duties incident to the office of secretary and such other duties as may, from time to time, be assigned to the secretary by the board of directors, the chief executive officer or the chief operating officer.
     Section 6.11. Vice Presidents. Vice presidents, if any, in order of their seniority or in any other order determined by the board of directors, shall generally assist the chief executive officer and the chief operating officer and perform such other duties as the board of directors, the chief executive officer or the chief operating officer shall prescribe.
     Section 6.12. Subordinate Officers. The board of directors may appoint, or empower the chief executive officer or the chief operating officer to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.
     Section 6.13. Voting as Stockholder. Unless otherwise determined by resolution of the board of directors, the chief executive officer, the chief operating officer, or the chief financial officer shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation, partnership or other entity, in which the Corporation may hold stock or other equity interests, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation, partnership or other entity, without a meeting. The board of directors may by resolution from time to time confer such power and authority upon any other person or persons.
ARTICLE 7
STOCKS AND STOCKHOLDERS
     Section 7.1. Stock Certificates; Uncertificated Stock. The stock of the Corporation shall be represented by certificates; provided, however, that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to stock represented by a certificate until each such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the board of directors, upon request, every holder of uncertificated stock shall be entitled to have such stock certificated. Certificates representing stock of the Corporation shall be in the form approved from time to time by the board of directors. Certificates shall (i) be issued in consecutive order, (ii) be numbered in the order of their issue, (iii) exhibit the stockholder’s name and number of shares, (iv) be signed by the president and by the treasurer or the secretary, and (v) be sealed with the seal of the Corporation or a facsimile thereof. Any signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issuance.
     Section 7.2. Stock Ledger.
     (a) A stock ledger in one or more counterparts shall be kept by the secretary, in which shall be recorded the name and address of each person, firm or corporation owning the stock issued by the Corporation, the number of shares of each class and series of any stock so owned, the date of issuance thereof and, in the case of cancellation, the date of cancellation and the certificate number representing such stock, if certificated.
     (b) The Corporation’s stock ledger will be the only evidence as to who are the stockholders entitled to (i) examine the stock ledger, (ii) examine the list of stockholders entitled to vote at a meeting, (iii) examine the books and records of the Corporation, or (iv) vote in person or by proxy at any meeting of stockholders.
     Section 7.3. Addresses of Stockholders. Each stockholder shall designate to the secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation.
     Section 7.4. Lost, Stolen or Destroyed Certificates. The board of directors may direct that a new certificate be issued in place of any certificate theretofore issued by the

Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
     Section 7.5. Transfer of Stock. After surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, and subject to any restrictions on transfers, including without limitation any such restriction provided by any agreement among all of the stockholders of the Corporation, and applicable law, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Corporation shall not give effect in its books to any purported transfer in violation of any such restriction or applicable law. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the State of Delaware.
     Section 7.6. Regulations. The board of directors may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of the Corporation’s stock and the certification of its stock.
     Section 7.7. Fixing Record Date.
     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than ten days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day of which notice is given or, if notice is waived, at the close of business on the date next preceding the date on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the board of directors and no prior action by the board of directors is required by the DGCL, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as required by Section 213(b) of the DGCL. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the DGCL with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.
     (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
     Section 7.8. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests.
ARTICLE 8
INDEMNIFICATION
     Section 8.1. Mandatory Indemnification in Non-Derivative Proceedings. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     Section 8.2. Mandatory Indemnification in Derivative Proceedings. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Section 8.3. Mandatory Indemnification Upon Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     Section 8.4. Determination of Entitlement to Indemnification.Any indemnification under Sections 8.1 and 8.2 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 hereof. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.
     Section 8.5. Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article 8. Such expenses (including attorneys’ fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
     Section 8.6. Permissive Indemnification. The rights to indemnification and advancement of expenses which are conferred to the Corporation’s directors and officers by this Article 8 may also be conferred upon any person who is or was a non-officer employee or agent of the Corporation and upon any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if, and to the extent, specifically authorized by the board of directors.
     Section 8.7. Other Rights Not Impaired. The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
     Section 8.8. Certain References.
     (a) For purposes of this Article 8, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 8 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
     (b) For purposes of this Article 8, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 8.
     Section 8.9. Rights After Termination of Status. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 8.10. Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation has the power to indemnify such person against such liability under this Article 8 or the provisions of the DGCL.
     Section 8.11. Other Arrangements for Indemnification. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any person, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation or (iv) establish a letter of credit, guaranty or surety arrangement.

ARTICLE 9
GENERAL
     Section 9.1. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, unless changed by resolution of the board of directors.
     Section 9.2. Dividends. The board of directors may from time to time declare, and, if so declared, the Corporation shall pay, dividends on its outstanding shares of stock in cash, in property, or in shares of its capital stock, except when the declaration or payment thereof would be contrary to law or the Certificate of Incorporation or any agreement restricting payment of dividends. Such dividends may be declared at any regular or special meeting of the board of directors, and the declaration and payment will be subject to all applicable provisions of law, the Certificate of Incorporation and these Bylaws.
     Section 9.3. Reserves. The board of directors may set apart, out of any funds of the Corporation available for dividends, a reserve or reserves for any proper purpose, and may modify or abolish any such reserve in the manner in which it was created.
     Section 9.4. Checks. All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
     Section 9.5. Corporate Records. All books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the board of directors may from time to time determine. The Corporation’s books and records may be kept on, or by means of, or be in the form of, any information storage device, or other method provided that the records can be converted into clearly legible paper form within a reasonable time.
     Section 9.6. Amendment. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors (but not by any committee of the board of directors), at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting, except as otherwise provided in any agreement among all of the stockholders of the Corporation. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws. Any repeal or modification of these bylaws shall only be prospective and shall not affect the rights under these Bylaws in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

Adopted by written consent of the board of directors of MILAGRO MEZZ, INC., dated October 8, 2009.
By:	/s/ Thomas C. Langford
Thomas C. Langford, Secretary